EXHIBIT 99.1

Willis Towers Watson Reports Strong Third Quarter 2018 Earnings

Excluding the Revenue Standard Impact

  Reported Revenue was $1.9 billion, an increase of 3%
  Organic Revenue increased 5%
  Net Income increased $139 million to $85 million or 4.5% of revenue.
  Adjusted EBITDA increased 14% to $368 million or 19.4% of revenue, a margin improvement of 200 basis points
  Diluted Earnings per Share increased 258% to $0.63
  Adjusted Diluted Earnings per Share increased 45% to $1.62
  Cash flows from operating activities for the nine months ended September 30, 2018 of $753 million
  Free Cash Flow for the nine months ended September 30, 2018 increased 72% to $544 million

Including the Revenue Standard Impact

  Reported Revenue was $1.9 billion
  Net Income was $46 million. Adjusted Net Income was $174 million
  Adjusted EBITDA was $313 million or 16.8% of revenue
  Diluted Earnings per Share were $0.33
  Adjusted Diluted Earnings per Share were $1.32
  Cash flows from operating activities for the nine months ended September 30, 2018 of $716 million
  Free Cash Flow for the nine months ended September 30, 2018 was $507 million

ARLINGTON, Va. and LONDON, Nov. 02, 2018 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ: WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the third quarter of 2018, which ended September 30, 2018.

As of January 1, 2018, the Company adopted Accounting Standards Codification 606, Revenue From Contracts With Customers (“ASC 606”). The adoption of this new pronouncement had a material impact to the timing, amounts and classifications of certain results and balances within our condensed consolidated financial statements in 2018. As we move past the adoption year, the full year financial results will generally be more comparable to the 2017 reported results.

As required by ASC 606, under the modified retrospective method of adoption, the Company has provided the impact to the affected line items within the condensed consolidated financial statements for 2018. The 2017 comparative financial line items have not been restated in accordance with the new standard. In an effort to allow the reader to better understand the impact this guidance had on our reported results, we have also included our 2018 results, without the adoption effects of ASC 606, as supplemental information.

The Company also adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively. As a result of the adoption, the current service-cost component for postretirement benefit cost will remain in Salaries and Benefits and the other components will be included in the Other income, net line.

Excluding the Revenue Standard
Without the impact of ASC 606, revenue for the three months ended September 30, 2018 was $1.9 billion, an increase of 3% (4% increase constant currency and 5% increase organic), as compared to $1.85 billion for the same period in the prior year.

For the nine months ended September 30, 2018, without the impact of ASC 606, revenue was $6.5 billion, an increase of 6% (3% increase constant currency and 4% increase organic), as compared to $6.1 billion for the same period in the prior year.

Net income attributable to Willis Towers Watson for the third quarter of 2018 was $83 million, a 254% increase from the net loss of $54 million for the prior-year third quarter. For the quarter, diluted earnings per share were $0.63, and adjusted diluted earnings per share were $1.62. Net income attributable to Willis Towers Watson and diluted earnings per share for the third quarter of 2018 include pre-tax $50 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was 0% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 17%.

For the nine months ended September 30, 2018, net income attributable to Willis Towers Watson was $606 million, an 88% increase from $323 million for the same period in the prior year. Diluted earnings per share for the nine months ended September 30, 2018 were $4.58, and adjusted diluted earnings per share were $7.92. Net income attributable to Willis Towers Watson and diluted earnings per share for the nine months ended September 30, 2018 included pre-tax $148 million of transaction and integration expenses.

Net income for the third quarter of 2018 was $85 million, a 257% increase from the net loss of $54 million for the prior-year third quarter. Adjusted EBITDA for the third quarter of 2018 was $368 million, or 19.4% of revenue, as compared to Adjusted EBITDA of $322 million, or 17.4% of revenue, for the prior-year third quarter. This represents an increase of 200 basis points in Adjusted EBITDA margin over the prior-year third quarter.

For the nine months ended September 30, 2018, net income was $621 million, an increase from net income of $339 million for the same period in the prior year. Adjusted EBITDA for the nine months ended September 30, 2018 was $1.6 billion or 25.3% of revenue, an increase from Adjusted EBITDA of $1.4 billion, or 23.1% of revenue, for the same period in the prior year, representing an increase of 220 basis points in Adjusted EBITDA margin over the same period in the prior year.

“I’m extremely pleased with our third quarter results,” said John Haley, Willis Towers Watson’s chief executive officer. “Overall, our performance reflects strong organic revenue growth, continued margin expansion, and double-digit growth in our adjusted earnings per share and free cash flow. Our results indicate that we have made substantial progress toward our goals for 2018 and we expect a strong finish to the year as we head into one of our seasonally strongest quarters.”

Including the Revenue Standard
With the impact of ASC 606, revenue was $1.9 billion for the quarter and $6.1 billion for the nine months ended September 30, 2018.

Net income attributable to Willis Towers Watson for the third quarter of 2018 was $44 million. For the quarter, diluted earnings per share were $0.33, and adjusted diluted earnings per share were $1.32. Net income attributable to Willis Towers Watson and diluted earnings per share for the third quarter of 2018 include pre-tax $50 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was negative 28% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 16%.

For the nine months ended September 30, 2018, net income attributable to Willis Towers Watson was $317 million. Diluted earnings per share for the nine months ended September 30, 2018 were $2.39, and adjusted diluted earnings per share were $5.74. Net income attributable to Willis Towers Watson and diluted earnings per share for the nine months ended September 30, 2018 included pre-tax $148 million of transaction and integration expenses.

Net income for the third quarter of 2018 was $46 million. Adjusted EBITDA for the third quarter of 2018 was $313 million, or 16.8% of revenue.

For the nine months ended September 30, 2018, net income was $332 million. Adjusted EBITDA for the nine months ended September 30, 2018 was $1.3 billion, or 20.6% of revenue.

Free cash flow for the nine months ended September 30, 2018 and 2017 was $507 million and $317 million, respectively, a 60% increase.

The Company repurchased approximately $132 million of Willis Towers Watson stock during the third quarter of 2018.

Third Quarter Company Highlights

Segment Highlights
Beginning in 2018, we made certain changes that affect our segment results. These changes include the realignment of certain businesses within our segments, as well as changes to certain allocation methodologies to better reflect the ongoing nature of our businesses. The prior period comparatives have been retrospectively adjusted to reflect our current segment presentation. These changes were unrelated to ASC 606.

Human Capital & Benefits

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Human Capital & Benefits (HCB) segment had revenue of $738 million, an increase of 1% (2% increase constant currency and 2% increase organic) from $733 million in the prior-year third quarter. On an organic basis, HCB produced solid growth across all geographies. Health and Benefits led the segment’s performance with strong growth outside of North America related to global benefit management appointments and an increase in local and regional work while North America had solid growth driven by increased advisory work and growth in our specialty products. Our Talent and Rewards business returned to revenue growth led by strong market demand for project work in Western Europe and International coupled with growth in our surveys business. Retirement revenue also increased nominally, with growth in Great Britain related to peak year in the triennial actuarial valuation cycle and Western Europe driven by pension brokerage growth.  Technology and Administration Solutions revenue remained flat compared to prior-year due to mixed results across regions. The HCB segment had an operating margin of 21% compared to 20% for the prior-year third quarter.

Including the Revenue Standard
The HCB segment had revenue of $778 million and an operating margin of 25%. The primary difference resulting from the new accounting standard is that more of our revenue, related to healthcare policies, is recognized over time, which better aligns with our service delivery in this area.

Corporate Risk & Broking

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Corporate Risk & Broking (CRB) segment had revenue of $616 million, an increase of 3% (4% increase constant currency and 4% increase organic) from $600 million in the prior-year third quarter, driven by growth globally across most geographies. North America and International regions continued to lead the segment with new business generation alongside strong management of the renewal book portfolio. Great Britain had a decline in revenue due to continued London market challenges. The CRB segment had an operating margin of 10% compared to 8% for the prior-year third quarter.

Including the Revenue Standard
For the quarter, the CRB segment had revenue of $622 million and an operating margin of 11%. The primary difference between accounting standards is the proration of additional Affinity products under the new standard. This will have no impact on 2018 annual revenue, as all policies were effective as of January 1st. The difference in expense is due to the new requirement to defer associated placement costs and expense them upon the effective date of a policy.

Investment, Risk & Reinsurance

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Investment, Risk & Reinsurance (IRR) segment had revenue of $337 million, an increase of 5% (7% increase constant currency and 9% increase organic) from $321 million in the prior-year third quarter. Reinsurance, Investment, Insurance Consulting and Technology, Wholesale, and Max Matthiessen all contributed to the segment’s strong performance, primarily through a combination of new business and favorable renewals, which was partially offset by a decline in Underwriting and Capital Management as a result of the divestiture of a portion of the U.S. programs business in 2017 and the Loan Protector businesses in the first quarter of 2018. The IRR segment had an operating margin of 15% as compared to 10% for the prior-year third quarter.

Including the Revenue Standard
For the quarter, the IRR segment had revenue of $317 million and an operating margin of 9%. The primary difference resulting from the new accounting standard is related to the change in revenue recognition for the proportional treaty reinsurance broking arrangements. Under the new standard, estimated revenue is now recognized upon the effective date of the policy.

Benefits Delivery and Administration

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Benefits Delivery and Administration (BDA) segment had revenue of $200 million, an increase of 10% (10% increase constant currency and 10% increase organic) from $181 million in the prior-year third quarter. BDA’s growth was the result of its expanded client base, and new membership and enrollments across all businesses. The BDA segment had an operating margin of 21%, as compared to 20% for the prior-year third quarter, due to increased revenue and greater operating efficiency.

Including the Revenue Standard
The BDA segment had revenue of $127 million and an operating margin of negative 26%. The primary difference resulting from the new accounting standard is that the Individual Marketplace revenue is now recognized at the date of placement rather than prorating the revenue over a twelve-month period. Therefore, most of the revenue generated by placements made in the 2017 fall enrollment period was recorded as an adjustment to the opening balance of Retained Earnings as of January 1, 2018 and revenue related to placements in the 2018 fall enrollment period will be concentrated in the fourth quarter of 2018.

Reconciliation of Segment Operating Income to Income/(Loss) from Operations before Income Taxes

For the third quarters of 2018 and 2017, the Company recorded expenses that are excluded from our segment operating income. The following table reconciles the difference.

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017

Segment Operating Income	$256	$308	$259
Amortization	(127)	(127)	(141)
Restructuring costs	—	—	(31)
Transaction and integration expenses	(50)	(50)	(74)
Unallocated, net	(62)	(65)	(39)
Income from Operations	17	66	(26)
Interest expense	(51)	(51)	(47)
Other income, net	70	70	38
Income/(Loss) from operations before income taxes	$36	$85	$(35)

Outlook for 2018

Without the impact of ASC 606 for 2018, the Company continues to expect constant currency revenue growth of around 3%, and 4% on an organic basis; and we are increasing our Adjusted Diluted Earnings per Share to be in the range of $10.12 to $10.32. We are also adjusting the Tax guidance from a range of 22% to 23% to a range of 20% to 21% for 2018.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the third quarter of 2018. It will be held on Friday, November 2, 2018, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available for 24 hours at 404-537-3406, conference ID 3295569.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has more than 43,000 employees and serving more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Select Questions and Answers

Q1: What was the impact of foreign currency movements for the third quarter and on a year-to-date basis?

For the three months ended September 30, 2018, currency translation decreased our consolidated revenue by $23 million, resulting in a nominal decrease to Adjusted Diluted Earnings per Share for the quarter. For the nine months ended September 30, 2018, currency translation increased our consolidated revenue by $138 million, resulting in a $0.20 increase to Adjusted Diluted Earnings per Share on a year-to-date basis.

Q2: Given that the spend level of integration spending is at $148 million through September 30, 2018, what is the planned spend and benefits for the rest of the year?

We anticipate our total integration spending for the year will be closer to $180 million. The incremental spending will be for severance costs, primarily in our CRB and HCB business segments. As a result, we plan to reflect an improved Adjusted EBITDA margin in Fiscal Year 2019 of at least 50 basis points for the overall company.

Q3: What was the driver of the large improvement (+$32 million) in the “Other Income, Net” line in the third quarter of 2018 compared to the third quarter of 2017?

The “Other Income, Net” line primarily includes the impact of foreign currency, gains and losses on dispositions, and credits related to the non-service cost component of our pension plans. The improvement in the third quarter of 2018 versus the same period in the prior year is primarily attributable to more favorable foreign exchange activity, along with increased pension-related income and the absence of the loss on disposal of operations from the prior year.

Q4: Given the dollar’s fluctuation this year, how should we be thinking about the impact for the remainder of 2018?

For the remainder of 2018, if currency remains stable at today’s rates, we would expect foreign currency translation to be a slight headwind to adjusted diluted earnings per share for the remainder of 2018.

Q5: What is driving the improvement in operating margins in the third quarter?

We started out the quarter with a tough comparable with 4% organic revenue growth in the prior year; and we achieved 5% organic revenue growth in the current quarter which we are pleased with overall.  All four segments achieved revenue growth and operating margin improvement.  This was driven by a focus on serving our clients’ needs and prudent expense management which we discussed previously on our second quarter earnings call.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income, (4) Adjusted EBITDA, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate and (9) Free Cash Flow.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Additionally, in 2018, we adopted ASC 606, which had a material impact on the amount, timing and classification of certain revenue and costs included in our condensed consolidated financial statements. Since the Company adopted the guidance using the modified retrospective method, it has provided the impact to the affected financial statement line items within the condensed consolidated financial statements for 2018; the 2017 comparative financial statement line items have not been restated in accordance with the new standard. In an effort to help the reader better understand the impact that this guidance had on our non-GAAP measures, we have presented these measures as reported, as well as without the adoption of ASC 606.

Furthermore, the compensation for senior executives under certain long-term incentive programs is determined based on the results of our non-GAAP measures for the period 2016 through 2018 calculated without the adoption of ASC 606. Therefore, to ensure transparency, we consider it necessary to also provide the non-GAAP measures without the adoption of ASC 606. This will enable financial statement users the ability to evaluate management’s performance based on the same elements utilized for performance-based remuneration.

Within these measures referred to as “adjusted”, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they are expected to be part of our full-year results. These items include the following:

  Restructuring costs and transaction and integration expenses - Management believes it is appropriate to adjust for restructuring costs and transaction and integration expenses when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time, or one-time Merger-related transaction expenses. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.
  Gains and losses on disposals of operations - Adjustment to remove the gain or loss resulting from disposed operations.
  Pension settlement and curtailment gains and losses - Adjustment to remove significant pension settlement and curtailment gains and losses to better present how the Company is performing.
  Provisions for significant litigation - We will include provisions for litigation matters which we believe are not representative of our core business operations.
  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.
  Tax effects of internal reorganization - Relates to the U.S. income tax expense resulting from the completion of internal reorganizations of the ownership of certain businesses that reduced the investments held by our U.S.-controlled subsidiaries.
  Tax effect of U.S. Tax Reform - Relates to the (1) U.S. income tax adjustment of deferred taxes upon the change in the federal corporate tax rate, (2) the impact of the one-time transition tax on accumulated foreign earnings net of foreign tax credits, and (3) the re-measurement of our net deferred tax liabilities associated with the U.S. tax on certain foreign earnings offset with a write-off of deferred tax assets that will no longer be realizable under U.S. Tax Reform.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Willis Towers Watson considers Constant Currency Change, Organic Change, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred transaction-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – represents the year-over-year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – excludes the impact of fluctuations in foreign currency exchange rates, as described above, the period-over-period impact of acquisitions and divestitures, and the impact of adopting ASC 606 on 2018 revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these translation-related items can vary from period to period.

Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, transaction and integration expenses, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations and U.S. Tax Reform. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average number of shares of common stock, diluted.

Adjusted Income Before Taxes – Income from operations before income taxes adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Tax Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations, the tax effects of internal reorganizations and U.S. Tax Reform, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our consolidated financial statements.

Reconciliations of these measures are included in the accompanying tables with the following exception.

The Company does not reconcile its forward looking non-GAAP financial measures to the corresponding U.S. GAAP measures (including the information under “Outlook for 2018” above), due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions, the impact of changes to tax laws on our financial results and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: the ability of the company to successfully establish, execute and achieve its global business strategy; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement approval will be overturned on appeal, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation or investigation matters; changes in the regulatory environment in which the company operates, including, among other risks, the impact of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; the ability of the company to properly identify and manage conflicts of interest; reputational damage; reliance on third-party services; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the Willis Towers Watson merger on relationships, including with employees, suppliers, clients and competitors; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; the loss of key employees; the ability to successfully manage ongoing organizational changes; failure to protect client data or breaches of information systems; disasters or business continuity problems; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; the potential impact of Brexit; technological change; changes and developments in the insurance industry or the United States healthcare system; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the inability to protect the company’s intellectual property rights, or the potential infringement upon the intellectual property rights of others; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the federal income tax consequences of the merger, the impact of recent changes to U.S. tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws and regulations; changes in accounting principles, estimates or assumptions including the impact of adoption of the new revenue recognition and pension accounting standards; U.S. federal income tax consequences to U.S. persons owning at least 10% of the company’s shares; fluctuations in the company’s pension liabilities; fluctuation in revenue against the company’s relatively fixed expenses; and the company's holding company structure could prevent it from being able to receive dividends or other distributions in needed amounts from our subsidiaries. These factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

Contact

INVESTORS
Rich Keefe | +1 215 246 3961 | Rich.Keefe@willistowerswatson.com

WILLIS TOWERS WATSON
Supplemental Segment Information
(In millions of U.S. dollars)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the condensed consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard.  However, certain immaterial prior year amounts have been reclassified to conform to the 2018 presentation. This includes reclassified operating segment data to reflect the changes in the Company's operating structure, which became effective January 1, 2018. These changes had no impact on previously reported consolidated results of operations or financial position and were unrelated to ASC 606.

In an effort to better understand the impact the ASC 606 guidance had on our reported results, we have included the results as reported, as well as without the adoption of ASC 606, as supplemental information.

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended September 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$738	$733	1%	(1)%	2%	0%	2%
Corporate Risk & Broking	616	600	3%	(1)%	4%	0%	4%
Investment, Risk & Reinsurance	337	321	5%	(2)%	7%	(2)%	9%
Benefits Delivery & Administration	200	181	10%	0%	10%	0%	10%
SEGMENT REVENUE	$1,891	$1,835	3%	(1)%	4%	(1)%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Nine Months Ended September 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$2,510	$2,408	4%	2%	2%	(1)%	3%
Corporate Risk & Broking	2,043	1,916	7%	3%	4%	0%	4%
Investment, Risk & Reinsurance	1,255	1,186	6%	3%	3%	(2)%	5%
Benefits Delivery & Administration	590	540	9%	0%	9%	0%	9%
SEGMENT REVENUE	$6,398	$6,050	6%	3%	3%	(1)%	4%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended September 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$778	$733	6%	(1)%	0%	5%	2%
Corporate Risk & Broking	622	600	4%	(1)%	0%	1%	4%
Investment, Risk & Reinsurance	317	321	(1)%	(2)%	(2)%	(6)%	9%
Benefits Delivery & Administration	127	181	(30)%	0%	0%	(40)%	10%
SEGMENT REVENUE	$1,844	$1,835	0%	(1)%	(1)%	(2)%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Nine Months Ended September 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$2,390	$2,408	(1)%	2%	(1)%	(5)%	3%
Corporate Risk & Broking	2,036	1,916	6%	3%	0%	0%	4%
Investment, Risk & Reinsurance	1,276	1,186	8%	3%	(2)%	2%	5%
Benefits Delivery & Administration	368	540	(32)%	0%	0%	(41)%	9%
SEGMENT REVENUE	$6,070	$6,050	0%	2%	(1)%	(5)%	4%

(i) Components of revenue change may not add due to rounding

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017

Segment Revenue	$1,844	$1,891	$1,835
Reimbursable expenses and other	15	10	17
Revenue	$1,859	$1,901	$1,852

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017

Segment Revenue	$6,070	$6,398	$6,050
Reimbursable expenses and other	71	76	74
Revenue	$6,141	$6,474	$6,124

The components of the change in Revenue generated for the three and nine months ended September 30, 2018 and 2017 are as follows:

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended September 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$1,901	$1,852	3%	(1)%	4%	(1)%	5%

(i) Components of revenue change may not add due to rounding

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Nine Months Ended September 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$6,474	$6,124	6%	2%	3%	(1)%	4%

(i) Components of revenue change may not add due to rounding

	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended September 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$1,859	$1,852	0%	(1)%	(1)%	(2)%	5%

(i) Components of revenue change may not add due to rounding

	Including Revenue Standard
				Components of Revenue Change(i)
	Nine Months Ended September 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$6,141	$6,124	0%	2%	(1)%	(5)%	4%

(i) Components of revenue change may not add due to rounding

SEGMENT OPERATING INCOME/(LOSS)(i)

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017

Human Capital & Benefits	$194	$157	$143
Corporate Risk & Broking	66	58	48
Investment, Risk & Reinsurance	29	52	32
Benefits Delivery & Administration	(33)	41	36
Segment Operating Income	$256	$308	$259

(i) Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for US GAAP purposes.

SEGMENT OPERATING INCOME/(LOSS)(i)

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017

Human Capital & Benefits	$536	$660	$610
Corporate Risk & Broking	288	289	269
Investment, Risk & Reinsurance	379	379	335
Benefits Delivery & Administration	(96)	132	109
Segment Operating Income	$1,107	$1,460	$1,323

(i) Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income/(Loss) from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017

Segment Operating Income	$256	$308	$259
Amortization	(127)	(127)	(141)
Restructuring costs	—	—	(31)
Transaction and integration expenses	(50)	(50)	(74)
Unallocated, net(i)	(62)	(65)	(39)
Income from Operations	17	66	(26)
Interest expense	(51)	(51)	(47)
Other income, net	70	70	38
Income/(Loss) from operations before income taxes	$36	$85	$(35)

(i) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017

Segment Operating Income	$1,107	$1,460	$1,323
Amortization	(408)	(408)	(441)
Restructuring costs	—	—	(85)
Transaction and integration expenses	(148)	(148)	(177)
Unallocated, net(i)	(212)	(207)	(184)
Income from Operations	339	697	436
Interest expense	(154)	(154)	(139)
Other income, net	189	189	115
Income from operations before income taxes	$374	$732	$412

(i) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In millions of U.S. dollars, except per share data)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the condensed consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard. In an effort to better help the reader understand the impacts the ASC 606 guidance had on our reported results, we have included the results as reported, as well as without the adoption of ASC 606.

RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017

Net Income/(Loss) attributable to Willis Towers Watson	$44	$83	$(54)
Adjusted for certain items:
Amortization	127	127	141
Restructuring costs	—	—	31
Transaction and integration expenses	50	50	74
Pension settlement and curtailment gains and losses	(4)	(4)	—
Loss on disposal of operations	—	—	10
Tax effect on certain items listed above(i)	(44)	(44)	(74)
Tax effects of internal reorganization	1	1	22
Adjusted Net Income	$174	$213	$150

Weighted average shares of common stock, diluted	132	132	134

Diluted Earnings/(Loss) Per Share	$0.33	$0.63	$(0.40)
Adjusted for certain items:(ii)
Amortization	0.97	0.97	1.05
Restructuring costs	—	—	0.23
Transaction and integration expenses	0.38	0.38	0.55
Pension settlement and curtailment gains and losses	(0.03)	(0.03)	—
Loss on disposal of operations	—	—	0.08
Tax effect on certain items listed above(i)	(0.33)	(0.33)	(0.55)
Tax effects of internal reorganization	—	—	0.16
Adjusted Diluted Earnings Per Share	$1.32	$1.62	$1.12

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals were calculated using extended values.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017

Net Income attributable to Willis Towers Watson	$317	$606	$323
Adjusted for certain items:
Amortization	408	408	441
Restructuring costs	—	—	85
Transaction and integration expenses	148	148	177
Pension settlement and curtailment gains and losses	16	16	—
Loss on disposal of operations	9	9	10
Venezuela currency devaluation	—	—	2
Tax effect on certain items listed above(i)	(139)	(139)	(219)
Tax effects of internal reorganization	1	1	41
Adjusted Net Income	$760	$1,049	$860

Weighted average shares of common stock, diluted	132	132	137

Diluted Earnings Per Share	$2.39	$4.58	$2.36
Adjusted for certain items:(ii)
Amortization	3.08	3.08	3.23
Restructuring costs	—	—	0.62
Transaction and integration expenses	1.12	1.12	1.30
Pension settlement and curtailment gains and losses	0.12	0.12	—
Loss on disposal of operations	0.07	0.07	0.07
Venezuela currency devaluation	—	—	0.02
Tax effect on certain items listed above(i)	(1.05)	(1.05)	(1.60)
Tax effects of internal reorganization	—	—	0.30
Adjusted Diluted Earnings Per Share	$5.74	$7.92	$6.30

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals were calculated using extended values.

RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended September 30,
	2018		2018		2017

Net Income/(Loss)	$46	2.5%	$85	4.5%	$(54)	(2.9)%
(Benefit from)/Provision for income taxes	(10)		—		19
Interest expense	51		51		47
Depreciation	53		59		54
Amortization	127		127		141
Restructuring costs	—		—		31
Transaction and integration expenses	50		50		74
Pension settlement and curtailment gains and losses	(4)		(4)		—
Loss on disposal of operations	—		—		10
Adjusted EBITDA and Adjusted EBITDA Margin	$313	16.8%	$368	19.4%	$322	17.4%

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Nine Months Ended September 30,
	2018		2018		2017

Net Income	$332	5.4%	$621	9.6%	$339	5.5%
Provision for income taxes	42		111		73
Interest expense	154		154		139
Depreciation	153		169		151
Amortization	408		408		441
Restructuring costs	—		—		85
Transaction and integration expenses	148		148		177
Pension settlement and curtailment gains and losses	16		16		—
Loss on disposal of operations	9		9		10
Venezuela currency devaluation	—		—		2
Adjusted EBITDA and Adjusted EBITDA Margin	$1,262	20.6%	$1,636	25.3%	$1,417	23.1%

RECONCILIATION OF INCOME/(LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended September 30,
	2018		2018		2017

Income/(Loss) from operations	$17	0.9%	$66	3.5%	$(26)	(1.4)%
Adjusted for certain items:
Amortization	127		127		141
Restructuring costs	—		—		31
Transaction and integration expenses	50		50		74
Adjusted operating income	$194	10.4%	$243	12.8%	$220	11.9%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Nine Months Ended September 30,
	2018		2018		2017

Income from operations	$339	5.5%	$697	10.8%	$436	7.1%
Adjusted for certain items:
Amortization	408		408		441
Restructuring costs	—		—		85
Transaction and integration expenses	148		148		177
Adjusted operating income	$895	14.6%	$1,253	19.4%	$1,139	18.6%

RECONCILIATION OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended September 30,
	2018	2018	2017
Income/(Loss) from operations before income taxes	$36	$85	$(35)

Adjusted for certain items:
Amortization	127	127	141
Restructuring costs	—	—	31
Transaction and integration expenses	50	50	74
Pension settlement and curtailment gains and losses	(4)	(4)	—
Loss on disposal of operations	—	—	10
Adjusted income before taxes	$209	$258	$221

(Benefit from)/Provision for income taxes	$(10)	$—	$19
Tax effect on certain items listed above(i)	44	44	74
Tax effects of internal reorganization	(1)	(1)	(22)
Adjusted income taxes	$33	$43	$71

GAAP tax rate	(28.1)%	0.1%	(53.0)%
Adjusted tax rate	15.9%	16.7%	32.1%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017
Income from operations before income taxes	$374	$732	$412

Adjusted for certain items:
Amortization	408	408	441
Restructuring costs	—	—	85
Transaction and integration expenses	148	148	177
Pension settlement and curtailment gains and losses	16	16	—
Loss on disposal of operations	9	9	10
Venezuela currency devaluation	—	—	2
Adjusted income before taxes	$955	$1,313	$1,127

Provision for income taxes	$42	$111	$73
Tax effect on certain items listed above(i)	139	139	219
Tax effects of internal reorganization	(1)	(1)	(41)
Adjusted income taxes	$180	$249	$251

GAAP tax rate	11.3%	15.2%	17.7%
Adjusted tax rate	18.9%	19.0%	22.3%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Nine Months Ended September 30,
	2018	2018	2017
Cash flows from operating activities	$716	$753	$515
Less: Additions to fixed assets and software for internal use	(209)	(209)	(198)
Free Cash Flow	$507	$544	$317

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Income
(In millions of U.S. dollars, except per share data)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606	With Adoption of ASC 606	Without Adoption of ASC 606
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue	$1,859	$1,852	$6,141	$6,124

Costs of providing services
Salaries and benefits	1,238	1,212	3,890	3,676
Other operating expenses	374	366	1,203	1,158
Depreciation	53	54	153	151
Amortization	127	141	408	441
Restructuring costs	—	31	—	85
Transaction and integration expenses	50	74	148	177
Total costs of providing services	1,842	1,878	5,802	5,688

Income/(Loss) from operations	17	(26)	339	436

Interest expense	(51)	(47)	(154)	(139)
Other income, net	70	38	189	115

INCOME/(LOSS) FROM OPERATIONS BEFORE INCOME TAXES	36	(35)	374	412

Benefit from/(Provision for) income taxes	10	(19)	(42)	(73)

NET INCOME/(LOSS)	46	(54)	332	339

Income attributable to non-controlling interests	(2)	—	(15)	(16)

NET INCOME/(LOSS) ATTRIBUTABLE TO WILLIS TOWERS WATSON	$44	$(54)	$317	$323

Earnings per share
Basic earnings/(loss) per share	$0.34	$(0.40)	$2.40	$2.38
Diluted earnings/(loss) per share	$0.33	$(0.40)	$2.39	$2.36

Weighted average shares of common stock, basic	131	134	132	136
Weighted average shares of common stock, diluted	132	134	132	137

The prior year has been updated for the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively.

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	September 30,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$931	$1,030
Fiduciary assets	13,146	12,155
Accounts receivable, net	2,132	2,246
Prepaid and other current assets	547	430
Total current assets	16,756	15,861
Fixed assets, net	944	985
Goodwill	10,457	10,519
Other intangible assets, net	3,429	3,882
Pension benefits assets	955	764
Other non-current assets	500	447
Total non-current assets	16,285	16,597
TOTAL ASSETS	$33,041	$32,458
LIABILITIES AND EQUITY
Fiduciary liabilities	$13,146	$12,155
Deferred revenue and accrued expenses	1,465	1,711
Short-term debt and current portion of long-term debt	186	85
Other current liabilities	758	804
Total current liabilities	15,555	14,755
Long-term debt	4,498	4,450
Liability for pension benefits	1,087	1,259
Deferred tax liabilities	678	615
Provision for liabilities	585	558
Other non-current liabilities	448	544
Total non-current liabilities	7,296	7,426
TOTAL LIABILITIES	22,851	22,181
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NON-CONTROLLING INTEREST	27	28
EQUITY(i)
Additional paid-in capital	10,577	10,538
Retained earnings	1,102	1,104
Accumulated other comprehensive loss, net of tax	(1,627)	(1,513)
Treasury shares, at cost, 17,519 shares in 2018 and 2017, and 40,000 shares, €1 nominal value, in 2018 and 2017	(3)	(3)
Total Willis Towers Watson shareholders' equity	10,049	10,126
Non-controlling interests	114	123
Total Equity	10,163	10,249
TOTAL LIABILITIES AND EQUITY	$33,041	$32,458

(i) Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 129,912,918 (2018) and 132,139,581 (2017); Outstanding 129,912,918 (2018) and 132,139,581 (2017); (b) Ordinary shares, €1 nominal value; Authorized and Issued 40,000 shares in 2018 and 2017; and (c) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2018 and 2017.

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606
	Nine Months Ended September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$332	$339
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	158	169
Amortization	408	441
Net periodic benefit of defined benefit pension plans	(132)	(106)
Provision for doubtful receivables from clients	10	15
Benefit from deferred income taxes	(70)	(56)
Share-based compensation	15	48
Net loss on disposal of operations	9	10
Non-cash foreign exchange loss	23	79
Other, net	5	(21)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	332	31
Fiduciary assets	(1,298)	(1,233)
Fiduciary liabilities	1,298	1,233
Other assets	(52)	(95)
Other liabilities	(340)	(351)
Provisions	18	12
Net cash from operating activities	716	515

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(209)	(198)
Capitalized software costs	(41)	(52)
Acquisitions of operations, net of cash acquired	(8)	(13)
Net proceeds from sale of operations	4	—
Other, net	14	1
Net cash used in investing activities	(240)	(262)

CASH FLOWS USED IN FINANCING ACTIVITIES
Net (payments)/borrowings on revolving credit facility	(654)	675
Senior notes issued	998	650
Proceeds from issuance of other debt	—	32
Debt issuance costs	(8)	(9)
Repayments of debt	(170)	(714)
Repurchase of shares	(401)	(462)
Proceeds from issuance of shares	21	44
Payments related to share cancellation	—	(177)
Payments of deferred and contingent consideration related to acquisitions	(50)	(43)
Cash paid for employee taxes on withholding shares	(30)	(14)
Dividends paid	(228)	(209)
Acquisitions of and dividends paid to non-controlling interests	(20)	(19)
Net cash used in financing activities	(542)	(246)

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(66)	7
Effect of exchange rate changes on cash and cash equivalents	(33)	35
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,030	870
CASH AND CASH EQUIVALENTS, END OF PERIOD	$931	$912

WILLIS TOWERS WATSON
Supplemental Information
(In millions of U.S. dollars, except per share data)
(Unaudited)

In accordance with the modified retrospective adoption requirements of ASC 606, the following represents the impact of adoption on our condensed consolidated statements of income, balance sheet and statement of cash flows.

	Three Months Ended September 30, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$1,859	$1,901	$(42)
Costs of providing services
Salaries and benefits	1,238	1,225	13
Depreciation	53	59	(6)
Income from operations	17	66	(49)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	36	85	(49)
Benefit from income taxes	10	—	10
NET INCOME	46	85	(39)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	44	83	(39)

EARNINGS PER SHARE
Basic earnings per share	$0.34	$0.63	$(0.29)
Diluted earnings per share	$0.33	$0.63	$(0.30)

	Nine Months Ended September 30, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$6,141	$6,474	$(333)
Costs of providing services
Salaries and benefits	3,890	3,849	41
Depreciation	153	169	(16)
Income from operations	339	697	(358)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	374	732	(358)
Provision for income taxes	(42)	(111)	69
NET INCOME	332	621	(289)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	317	606	(289)

EARNINGS PER SHARE
Basic earnings per share	$2.40	$4.59	$(2.19)
Diluted earnings per share	$2.39	$4.58	$(2.19)

	As of September 30, 2018
Balance Sheet	As Reported	Balances Without Adoption of ASC 606	Effect of Change
ASSETS
Accounts receivable, net	$2,132	$2,158	$(26)
Prepaid and other current assets	547	478	69
Fixed assets, net	944	1,050	(106)
Other non-current assets	500	448	52
LIABILITIES
Deferred revenue and accrued expenses	1,465	1,546	(81)
Other current liabilities	758	827	(69)
Deferred tax liabilities	678	579	99
Provision for liabilities	585	574	11
EQUITY
Retained earnings	1,102	1,073	29

	Nine Months Ended September 30, 2018
Statement of Cash Flows	As Reported	Balances Without Adoption of ASC 606	Effect of Change
Net cash from operating activities	$716	$753	$(37)
Capitalized software costs	(41)	(78)	37

This change is a result of moving a portion of capitalized software related to client system implementations from Investing activities to Operating activities within the Statement of Cash Flows.